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                                                                      EXHIBIT 21

                    BUILDING MATERIALS CORPORATION OF AMERICA

                              LIST OF SUBSIDIARIES

                                                                   STATE OF
COMPANY                                                          INCORPORATION
      BMCA Insulation Products Inc.                                 Delaware
      BMCA Receivables Corporation                                  Delaware
      Building Materials Investment Corporation                     Delaware
      Building Materials Manufacturing Corporation                  Delaware
      GAF Leatherback Corp.                                         Delaware
      GAF Materials Corporation (Canada)                            Delaware
      GAF Premium Products Inc.                                     Delaware
           Wind Gap Real Property Acquisition Corp.                 Delaware
      GAFTECH Corporation                                           Delaware
      LL Building Products Inc.                                     Delaware
           Ductwork Manufacturing Corporation                       Delaware